UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2011

MITEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Canada	001-34699	98-0621254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Legget Drive Ottawa, Ontario		K2K 2W7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (613) 592-2122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers

On May 2, 2011, Mitel Networks Corporation (the “Registrant”) announced the departure of Paul Butcher, President and Chief Operating Officer, effective April 30, 2011. Under the terms of Mr. Butcher’s employment agreement, the Registrant will make notice and termination payments to Mr. Butcher totaling 18 months of compensation along with the continuation of benefits and perquisites over the same period (or payment in lieu where such benefits are not available). Mr. Butcher also holds 45,217 deferred share units (“DSUs”) under the Registrant’s DSU Plan and, as such, is entitled to a lump sum payment on July 12, 2012 (the “Payment Date”) equal to the number of DSUs held at such time multiplied by the five-day weighted average trading price (immediately preceding the Payment Date) of the Registrant’s common shares on the Nasdaq Stock Market (“Nasdaq”). In addition, Mr. Butcher is subject to obligations and restrictions regarding confidentiality, non-disclosure, non-competition and ownership of the Registrant’s intellectual property.

Any options to purchase common shares of the Registrant previously granted to Mr. Butcher that have not vested as of his departure date (April 30, 2011) shall continue to vest and be exercisable for 18 months, and any options that have vested as of that date, shall remain exercisable for the lesser of their term or 18 months. As of April 30, 2011, Mr. Butcher held 83,333 options that have vested and 3,334 options that have not yet vested. All of Mr. Butcher’s unvested options are performance-based, which vest only in the event that the five-day weighted average trading price of the Registrant’s common shares on Nasdaq is equal to or greater than $16.80 per share.

The foregoing description of the terms of Mr. Butcher’s Employment Agreement relevant to his departure is not intended to be a comprehensive summary. A copy of the Employment Agreement, which contains certain termination provisions, has been previously filed with the Securities & Exchange Commission as Exhibit 10.39 to Amendment No. 2 of the Registrant’s Registration Statement on Form F-1, filed on March 17, 2010. The Registrant issued the press release attached hereto as Exhibit 99.1 announcing Mr. Butcher’s departure.

In addition to his current responsibilities, Mr. Richard McBee, Chief Executive Officer of the Registrant, will assume the role and responsibilities of President. The Chief Operating Officer role has been eliminated.

Item 7.01 Regulation FD Disclosure

On May 2, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing certain changes to its business strategy and corporate structure, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description

99.1	Press release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEL NETWORKS CORPORATION (Registrant)

Date: May 2, 2011	By:	/s/ Greg Hiscock
		Name:	Greg Hiscock
		Title:	Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Description	Exhibit

Press release dated May 2, 2011.	99.1

5